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                                                                 EXHIBIT  3.1(b)
                            CERTIFICATE OF AMENDMENT

                                       OF

                      RESTATED CERTIFICATE OF INCORPORATION

                                       OF

                          INSITUFORM TECHNOLOGIES, INC.


         INSITUFORM TECHNOLOGIES, INC., a corporation organized and existing by virtue of the General Corporation Law of the State of Delaware (the "Corporation"), pursuant to the provisions of the General Corporation Law of the State of Delaware (the "General Corporation Law") does hereby certify as follows:

         FIRST: The Restated Certificate of Incorporation of the Corporation is hereby amended by deleting Article SEVENTH in its entirety and substituting therefor a new Article SEVENTH in the following form:

                  "SEVENTH: The corporation shall, to the full extent permitted by Section 145 of the Delaware General Corporation Law, as amended, from time to time, indemnify the corporation's officers and directors. The corporation may, to the full extent permitted by Section 145 of the Delaware General Corporation Law, as amended, from time to time, indemnify all other persons whom it may indemnify pursuant thereto."

         SECOND: The amendment to the Restated Certificate of Incorporation of the Corporation set forth in this Certificate of Amendment has been duly adopted in accordance with the applicable provisions of Section 242 of the General Corporation Law: (a) the Board of Directors of the Corporation, at a meeting on January 26, 2005, having duly adopted resolutions setting forth the proposed amendment and declaring its advisability; and (b) the stockholders of the Corporation having duly adopted such amendment by the affirmative vote of the holders of a majority of the outstanding stock entitled to vote thereon, taken at the Corporation's annual meeting of stockholders duly called and held on April 27, 2005, upon notice in accordance with Section 222 of the General Corporation Law.

         IN WITNESS WHEREOF, the Corporation has caused this Certificate to be executed on its behalf by David F. Morris, its Vice President, General Counsel and Secretary, as of this 27th day of April, 2005.


                                INSITUFORM TECHNOLOGIES, INC.


                                /s/  David F. Morris
                                ---------------------------------------------
                                David F. Morris
                                Vice President, General Counsel and Secretary